UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

FiEE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37649	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3-33, 2-chome Utajima, Nishiyodogawa District, Osaka, Japan

(Address of principal executive offices, including zip code)

852-28166813

(Registrant’s telephone number, including area code)

Flat A1, 29/F, Block A, TML Tower, 3 Hoi Shing Road, Tsuen Wan, N.T., Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	FIEE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 14, 2026, FiEE, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended June 30, 2026. A copy of the Company’s press release is furnished as Exhibit 99.1.

The information furnished under Item 2.02 of this Current Report on Form 8-K (this “Report”) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Director Agreements

On August 13, 2026, the board of directors (the “Board”) of the Company approved, and the Company entered into, a Termination Agreement (each, a “Termination Agreement” and collectively, the “Termination Agreements”) with each of the Company’s directors, Cao Yu, Chan Oi Fat, Hu Bin, David Natan and Hongya Wen (each, a “Director” and collectively, the “Directors”), pursuant to which each Director’s respective director agreement with the Company was terminated in its entirety, effective as of August 13, 2026. Each Director will continue to serve as a member of the Board following such termination, and the termination does not reflect any disagreement between the Company and any Director on any matter relating to the Company’s operations, policies or practices.

The foregoing description of the Termination Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Termination Agreement, which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Indemnification Agreements

On August 13, 2026, the Board approved a new form of indemnification agreement (the “Indemnification Agreement”) to be entered into by the Company with each of the Directors and executive officers. In connection therewith, the Company entered into an Indemnification Agreement with each of the Directors and with Li Wai Chung, the Company’s Chief Executive Officer and President. Each Indemnification Agreement requires the Company, among other things, to indemnify these Directors and Company executive officers against certain liabilities that may arise by reason of their status or service as Directors or executive officers of the Company, and to advance certain expenses incurred as a result of any proceeding as to which they are indemnified.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, which is filed as Exhibit 10.2 to this Report and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 13, 2026, the Board approved and adopted the Third Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), which became effective immediately upon adoption. The Amended and Restated Bylaws amend and restate the Company’s prior bylaws in their entirety. The material changes include, among other things:

●	permits directors and officers to be removed with or without cause by the applicable vote, removing the prior requirement of notice and an opportunity to be heard before removal for cause;

●	removes the requirement that a regular Board meeting be held without notice immediately following the annual meeting of stockholders or a special meeting in lieu thereof;

●	adds the chief executive officer as an enumerated officer and deletes the chairman of the Board as an enumerated officer;

●	removes the provision allowing directors to require an officer to give a bond for faithful performance of duties, with premiums payable by the Company;

●	permits shares of the Company’s capital stock to be issued in uncertificated, book-entry form, in addition to certificated shares; and

●	expands the Company’s exclusive forum provision.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Third Amended and Restated Bylaws of FiEE, Inc.
10.1	Form of Termination Agreement.
10.2	Form of Indemnification Agreement.
99.1	Press release of FiEE, Inc., dated August 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIEE, INC.

Date: August 14, 2026	By:	/s/ Li Wai Chung
Li Wai Chung
Chief Executive Officer and President

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